UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   February 27, 2008
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28401 (Commission File Number)	77-0449487 (I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2008, Dr. Michael S. Rabson notified Maxygen, Inc. (the “Company”) of his decision to resign as General Counsel, Senior Vice President and Corporate Secretary, effective on or about March 31, 2008.
     On February 29, 2008, the Board of Directors of the Company approved the terms of a Consulting Agreement with Dr. Rabson (the “Agreement”) under which Dr. Rabson will serve as a consultant to the Company for the term of the Agreement, which is from April 1, 2008, after the effective date of Dr. Rabson’s resignation, until December 31, 2008. Dr. Rabson will receive an hourly fee of $350 for his consulting services, and during the term of the Agreement certain vested stock options held by Dr. Rabson will continue to be exercisable in accordance with their existing terms. Either the Company or Dr. Rabson may terminate the Agreement at any time with prior notice.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.
     On March 4, 2008, the Company issued a press release announcing the resignation of Dr. Rabson and certain other organizational changes. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d)     Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, effective as of April 1, 2008, between Maxygen, Inc. and Michael Rabson.
99.1	Press Release, dated March 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: March 4, 2008	By:	/s/ Lawrence W. Briscoe
Lawrence W. Briscoe
Senior Vice President and Chief Financial Officer